Exhibit 99.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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NEXTWAVE WIRELESS INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NEXTWAVE WIRELESS INC.

12264 El Camino Real, Suite 305

San Diego, California 92130

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON OCTOBER 2, 2012

Dear NextWave Wireless Inc. Stockholder:

On or about September 7, 2012, we mailed to you a definitive proxy statement in connection with the solicitation of proxies for use at the special meeting of stockholders of NextWave Wireless Inc., which we refer to as the Company or NextWave, to be held on October 2, 2012 at 9:00 a.m. New York time, at the offices of Lowenstein Sandler PC located at 1251 Avenue of the Americas, 17th Floor, New York, New York 10020. The purpose of the special meeting is to consider and vote upon the following proposals:

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adoption of the Agreement and Plan of Merger, dated as of August 1, 2012, by and among the Company, AT&T Inc., a Delaware corporation, which we refer to as Parent and Parent’s direct wholly owned subsidiary, Rodeo Acquisition Sub Inc., a Delaware corporation, which we refer to as Merger Sub, as such agreement may be amended from time to time, which we refer to as the merger agreement;

•	adjournment of the special meeting, if necessary or appropriate, to solicit additional proxies if there are insufficient votes at the time of the special meeting to adopt the merger agreement;

•	approval by a non-binding, advisory vote of certain compensation arrangements with, and items of compensation payable to, the Company’s named executive officers in connection with the merger; and

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transaction of any other business incident to the conduct of the meeting that may properly come before the special meeting, or any adjournment or postponement of the special meeting, by or at the direction of the board of directors of the Company.

As previously disclosed in our proxy statement, a putative class action lawsuit was filed in the Court of Chancery of the State of Delaware on August 31, 2012 against the Company, Parent, Merger Sub, Allen Salmasi, Douglas F. Manchester, Jack Rosen, Nadar Tavakoli, Carl E. Vogel and William H. Webster alleging, among other things, that the Company’s board of directors and certain of its executive officers breached various fiduciary duties in connection with the board of directors’ approval of the proposed merger and that the Company, Parent and Merger Sub aided and abetted such alleged breaches of fiduciary duties. The plaintiff seeks injunctive relief preventing the merger, an order rescinding the proposed merger in the event it is not enjoined, and damages as a result of the alleged actions of the defendants, including attorneys’ and experts’ fees. Subsequently, on September 6, 2012, two additional complaints were filed in the Superior Court of California, County of San Diego by Thomas Juzwik and Elias Rodriguez against the Company, Parent, Merger Sub, Allen Salmasi, Jack Rosen, William Webster, Douglas F. Manchester, Robert Symington, Frank Cassou and Francis Harding, containing substantially similar allegations to those set forth in the Weiss Action. We collectively refer to the Juzwik, Rodriquez and Weiss actions as, the actions.

In order to avoid the costs, risks and uncertainties inherent in litigation and to allow stockholders to vote on the proposal to adopt the merger agreement at the scheduled special meeting, the Company and the other defendants have entered into a memorandum of understanding with plaintiffs’ counsel in connection with the actions, which we refer to as the memorandum of understanding, pursuant to which the Company, the other named defendants and the plaintiffs have agreed to settle the actions subject to court approval. If the Delaware court approves the settlement, the Weiss action will be dismissed with prejudice and the plaintiffs in the Juzwik and Rodriquez actions will dismiss their complaints based on the settlement of the Weiss action.

In the memorandum of understanding, the Company agreed to provide certain additional information to its stockholders through the transmission of this supplement to the proxy statement. Without admitting in any way that the disclosures below are material or otherwise required by law, the Company makes the following supplemental disclosures:

Under the caption “Background of the Merger,” our proxy statement is supplemented as follows:

Additional Information Regarding 2010 Maturity Extension

As discussed in our proxy statement, in March 2010, the Company entered into agreements with the holders of our senior notes, subordinated notes, and old third lien notes to effectuate an approximate one-year maturity extension for our senior notes and subordinated notes. Pursuant to those agreements, the interest payable on the senior notes and subordinated notes was increased to a rate of 15% per annum and the interest payable on the old third lien notes was raised to a rate of 12% per annum initially, increasing 1% per annum on each of December 31, 2010, March 30, 2011, June 30, 2011 and September 30, 2011 to a maximum of 16%. Moreover, as an inducement to the holders of the senior notes, subordinated notes and old third lien notes to enter into the amendment and waiver to effectuate the maturity extension, the Company and the Issuer agreed to pay an amendment fee to each of the holders through the issuance of additional notes under their applicable note agreements in an amount equal to 2.5% of the outstanding principal and accrued and unpaid interest on such holder’s existing notes, which we refer to as the fee notes. The fee notes have accrued interest and have become payable in accordance with the terms of the note agreements and are otherwise subject to all terms, conditions and obligations of the note agreements.

Additional Information Regarding Confidentiality and Exclusivity with Parent

As discussed in our proxy statement, we entered into a confidentiality agreement with an affiliate of Parent on April 5, 2012, which provided that the information disclosed among the Company, Parent and their respective representatives in connection with the merger discussions would be safeguarded as proprietary or confidential and not disclosed to third parties. The obligations under the confidentiality agreement continue to be binding on the Company and Parent until April 5, 2014. In addition, the parties agreed that until April 5, 2014, neither party nor its respective affiliates will directly solicit the employment of any current officers or employees of the other party or any affiliates of the other party as a result of the information obtained from the discussions relating to the merger or the information disclosed among the parties, without the prior written consent of the other party.

As discussed in our proxy statement, we entered into an exclusivity agreement with Parent on July 13, 2012, whereby the Company agreed (and agreed to cause its affiliates to) negotiate exclusively with Parent with respect to the merger through the earlier of (a) the execution of definitive agreement to effect the proposed merger, (b) August 27, 2012 or (c) such later date as the parties may agree to in writing. The Company further agreed to cease any discussions or negotiations with any persons with respect to any alternative transaction and refrain soliciting any inquiries or proposals relating to an alternative transaction during the exclusivity period, except that the Company was expressly permitted to pursue proposals relating to its EBS/BRS spectrum assets, its Canadian and WCS and Norwegian spectrum assets and owned real property located in Henderson, Nevada, which assets Parent did not propose to acquire.

Additional Information Relating to Independent Committee

As discussed in our proxy statement, at its June 18, 2012 meeting, the board delegated to the independent committee, consisting of Mr. Vogel, Jack Rosen, and Judge William Webster, the authority to review, evaluate, negotiate and recommend to the board the transaction with Parent and associated agreements with the holders of the senior notes, subordinated notes, and old third lien notes. In November 2009, Mr. Vogel was designated to serve on the board by Avenue Capital, the holder of the largest principal amount of Company notes, and following such designation the board unanimously elected him to fill a vacancy on the board. In May 2011, the board unanimously nominated Mr. Vogel for election as the board’s nominee to serve for an additional three-year term on the board and Mr. Vogel was subsequently elected by the Company’s stockholders at the 2011 annual meeting. Neither Mr. Vogel nor any other member of the independent committee holds any direct or indirect interest in our notes.

Under the caption “Reasons for the Merger; Recommendation of the Independent Committee and of Our Board of Directors,” our proxy statement is supplemented as follows:

Additional Disclosure Regarding the Independent Committee’s Deliberations

As discussed in our proxy statement, in recommending that the board of directors approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered that the Company’s current cash reserves are insufficient to meet its obligations under its senior notes, subordinated notes and old third lien notes when they become due at their maturity dates, that despite extensive efforts, the Company has been unable to attract proposals to purchase its assets that would yield proceeds that would be sufficient to redeem the senior notes, subordinated notes and old third lien notes prior to the maturity dates, that the Company had previously been unsuccessful in efforts to refinance its senior notes, subordinated notes and old third lien notes, and that continued interest accruals would further erode equity value even if a maturity extension or refinancing could be obtained. In light of the foregoing, the independent committee determined that a guaranteed $1 per-share cash payment to the holders of the Company’s common stock (with the possibility of future payments of up to $0.95 per share) was superior to the likely return to equity in a bankruptcy, given the Company’s asset values and liabilities, including secured debt amounts of approximately $1.26 billion in the aggregate upon maturity of the senior notes in December 2012. In addition, the independent committee understood that certain of the Company’s noteholders had indicated that they would not consent to any further extension of the maturity dates of the Company’s notes.

As discussed in our proxy statement, in recommending that the board approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered the Company’s extensive efforts to sell its wireless spectrum assets since May 2010, including contacts with over 75 potential purchasers by the Company and its financial advisors. The independent committee considered the results of those efforts, which resulted in no other offers for the Company or all or substantially all of the Company’s assets or any offers from a party other than Parent for the Company’s entire U.S. WCS spectrum portfolio. The independent committee also considered the potential to sell certain of the Company’s spectrum assets that Parent did not wish to acquire to potentially interested third parties, either independently of or in connection with the merger. However, as of the approval of the merger agreement on August 1, 2012 and as of the date of this proxy supplement, no such transaction has been agreed with any third party. The spectrum assets that Parent did not wish to acquire are now held by NextWave Holdco. Immediately prior to the closing of the merger and under certain circumstances described in our proxy statement, the equity interests of NextWave Holdco will be assigned to the holders of the Holdco third lien notes in redemption of the Holdco third lien notes. Pending completion of the merger, the Company is obligated to use best efforts to continue to solicit transactions with respect to the NextWave Holdco assets, which transactions will be subject to the consent of the holders of the Holdco third lien notes. Following the closing of the merger, the holders of the Holdco third lien notes will control NextWave Holdco and may continue to pursue efforts to sell these assets. There can be no assurance as to whether a transaction may occur or the ultimate value that may be achieved in any such transaction.

As discussed in our proxy statement, in recommending that the board approve and declare advisable the merger agreement and the transactions contemplated thereby, the independent committee considered the risk in monetizing the assets of NextWave Holdco, consisting principally of the Company’s EBS, BRS and Canadian WCS spectrum assets, and available information relating to the potential value of those assets, including indications of interest from third parties and implied value reference ranges reflected in a sum-of-the-parts analysis performed by the independent committee’s financial advisor. No third party indication of interest received by the Company in relation to the Holdco assets represented a valuation for such assets above the range of implied values for the Company’s EBS/BRS spectrum and Canadian spectrum reflected in the sum-of-the-parts analyses considered by the independent committee.

The independent committee also noted the Company’s net operating loss carryforwards, which we refer to as NOLs, and NOL estimates prepared by the Company’s management provided to the independent committee and its financial advisor. As of August 1, 2012, management estimated that the Company had approximately $1.3 billion in NOLs. However, the independent committee also considered management’s belief that the Company’s NOLs would be substantially reduced by transfer of assets, including the equity interests of our subsidiaries, extinguishment of debt and change of control.

Under the caption “Opinion of the Independent Committee’s Financial Advisor, Moelis & Company LLC,” our proxy statement is supplemented as follows:

Additional Information Regarding Moelis and Its Opinion

As discussed in our proxy statement, in arriving at its opinion, Moelis reviewed materials provided by the Company, including certain internal estimates and other information relating to the business, cash flows, assets, liabilities and prospects of the Company. Information provided to Moelis by the Company included, among other things, the Company’s projected total debt and estimated cash uses and balances on a monthly basis through March 31, 2013. In light of the Company’s debt maturities, commencing with the maturity of the Company’s senior notes in December 2012, and the Company’s previously disclosed inability to pay its debt at maturity, the Company does not believe that disclosing its monthly cash usage estimates would provide Company stockholders with material information necessary to evaluate the consideration of Moelis’ opinion by the independent committee and the Company’s board of directors.

As discussed in our proxy statement, Moelis noted certain factors for the independent committee and the Company’s board of directors that were not considered in Moelis’ financial analysis but referenced for informational purposes, including estimated values provided by the Company’s management for the Company’s other assets (other than its NOLs), including 2.0 GHz spectrum licenses in Norway, a building in Henderson, Nevada, network equipment, a receivable from Inquam Broadband, a 70/80/90 GHz millimeter wave license and a 5% ownership stake in Hughes Systique Corp. The range of estimated values provided by the Company for these assets was between $4 million and $8 million in the aggregate.

As discussed in our proxy statement, in the past two years prior to the date of the opinion, Moelis received fees from the Company, which in the aggregate were less than the amount of Moelis’ aggregate fee in connection with the merger, for acting as, among other things, financial advisor to the Company in connection with certain asset disposition and debt restructuring transactions. The amount of such fees was approximately $2.7 million in the aggregate, and was paid to Moelis by the Company for financial advisory services in connection with the disposition of the Company’s PacketVideo subsidiary in October 2010, the disposition of certain spectrum assets in 2010 and 2011, the maturity extension of and amendments to the Company’s senior notes, subordinated notes and old third lien notes in March 2010 and the maturity extension of the Company’s senior notes, subordinated notes and old third lien notes in December 2011.

Under the caption “Interests of Certain Persons,” our proxy statement is supplemented as follows:

Additional Information Regarding Interests of Certain Persons in the Merger

As discussed in our proxy statement, Messrs. Salmasi and Manchester are members of our board and each hold directly or indirectly approximately 14.1% of the outstanding principal amount of the NextWave third lien notes and 14.1% of the Holdco third lien notes.

On August 16, 2012, as discussed in our proxy statement, our old third lien notes were split into two series whereby certain of our old third lien notes in an aggregate principal amount of $318,627,451, with accrued and unpaid interest through August 15, 2012 of $6,372,549, remain direct obligations of the Company and the remaining principal balance of our old third lien notes consisting of an aggregate principal amount of $428,321,090 plus accrued and unpaid interest $8,566,422 as of the date of the amended and restated third lien notes became the direct obligations of NextWave Holdco. We refer to the two series of notes, respectively, as the NextWave third lien notes and the Holdco third lien notes. On August 16, 2012:

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in exchange for old third lien notes with principal and accrued interest of $107,308,100, Navation was issued NextWave third lien notes with principal plus accrued interest equal to $45,774,648 and Holdco third lien notes with principal plus accrued interest equal to $61,533,452 as of August 15, 2012; and

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in exchange for old third lien notes with principal and accrued interest of $107,308,100, Mr. Manchester was issued NextWave third lien notes with principal plus accrued interest equal to $45,774,648 and Holdco third lien notes with principal plus accrued interest equal to $61,533,452 as of August 15, 2012.

In connection with the purchase by Parent immediately prior to the closing of the merger of the NextWave third lien notes pursuant to the Third Lien NPA and the redemption of the Holdco third lien notes for one hundred percent of the equity interests in NextWave Holdco:

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Navation will be entitled to receive a cash payment from Parent, which we currently estimate will be approximately $17.7 million in respect of its $48,523,545 of NextWave third lien notes and approximately 14.1% of the equity interests of NextWave Holdco in respect of its $65,228,710 of Holdco third lien notes; and

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Mr. Manchester will be entitled to receive a cash payment from Parent, which we currently estimate will be approximately $17.7 million in respect of his $48,523,545 of NextWave third lien notes and approximately 14.1% of the equity interests of NextWave Holdco in respect of his $65,228,710 of Holdco third lien notes.

The estimated cash payments for the NextWave third lien notes reflected above, and the amounts of NextWave third lien notes and Holdco third lien notes that will be held by Navation and Mr. Manchester, are subject to the assumption that the merger closes on December 31, 2012. In addition, such estimated cash payments are subject to the assumption that the Company has no balance sheet liabilities, borrowings under its $15 million working capital line of credit, or alternative minimum tax liabilities that could give rise to a negative purchase price adjustment under the Third Lien NPA at closing. Actual amounts received pursuant to the Third Lien NPA could differ materially from the Company’s estimates.

Under the caption “Contingent Payment Rights and Indemnification of Parent,” our proxy statement is supplemented as follows:

Additional Information Regarding the Escrow Fund

As discussed in our proxy statement, each CPR provides the Company’s stockholders with a pro rata interest in an amount up to $25 million in the residual balance of a $50 million escrow fund, which may result in future payments of up to approximately $0.95 per share of Company common stock. As more fully described in our proxy statement in “Contingent Payment Rights and Indemnification of Parent”, the escrow fund is subject to reduction (including, to $0) to satisfy indemnification rights relating to certain known and unknown potential liabilities and other amounts that become payable to Parent under the Third Lien NPA and the CPR Agreement. One such item that may reduce the escrow is a pending claim from the liquidator in the Go Networks (Israel) Ltd. bankruptcy . On August 5, 2012, the Company became aware that the above-mentioned liquidator purportedly made a claim against the Company in the amount of up to approximately $2.8 million in damages, alleging that the Company contributed to the demise of and failed to sufficiently fund its former subsidiary Go Networks (Israel) Ltd. While the Company believes that the claims are without merit, the Company cannot yet estimate the amount of legal fees and damages, if any, that could be awarded in connection with such claims. If any claim for such legal fees or damages were to be made against Parent or its affiliates following the closing of the merger, the Company anticipates that Parent would make a claim against the escrow for any such amounts. Other than this matter, as of the date of this supplement, the Company is not aware of any other potential indemnification claim that may result in any material reduction in the amount to be paid under the CPR. The escrow fund is not subject to offset from any debts owing to Parent or any of its affiliates by the Company.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as oral statements made or to be made by us, contain assumptions, expectations, projections, intentions or beliefs about future events that are intended as “forward-looking statements.” All statements included in this proxy statement, other than statements that are historical facts, are forward-looking statements. The words “believe,” “expected,” “may,” “will,” “should,” “intend,” “anticipate” and similar expressions are intended to identify forward-looking statements. Forward-looking statements are estimates and projections reflecting management’s reasonable judgment based on currently available information and using numerous assumptions and involve a number of risks and uncertainties that could cause actual results to differ materially from those suggested by the forward-looking statements. A variety of factors could cause actual results and experience to differ materially from the anticipated results or expectations expressed in forward-looking statements. These risks and uncertainties that may affect the operations, performance and results of the Company’s business include, but are not limited to, all statements relating directly or indirectly to the timing or likelihood of completing the merger to which this proxy statement relates, and the effects of regulation and all other statements regarding our intent, plans, beliefs or expectations or those of our directors or officers. Investors are cautioned that such forward-looking statements are not assurances for future performance or events and involve risks and uncertainties that could cause actual results and developments to differ materially from those covered in such forward-looking statements. Except to the extent required by applicable law, we make no commitment to revise or update any forward-looking statements in order to reflect events or circumstances after the date any such statements are made. These risks and uncertainties include, but are not limited to, the risks detailed in our filings with the SEC, including our most recent reports on Form 10-K, Form 10-Q and factors and matters set forth in our proxy statement.

FURTHER INFORMATION

If you have questions about the special meeting, the merger or the merger agreement or if you need additional copies of the proxy statement, the proxy card or this proxy statement supplement, you should contact our proxy solicitor, Georgeson Inc. at 1 (800) 905-7281.

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Our board of directors has approved the merger agreement and the merger and has determined that the merger agreement and the merger are fair to, and in the best interest of, NextWave and our stockholders. Our board of directors continues to recommend that our stockholders vote “FOR” the adoption of the merger agreement and “FOR” the adjournment of the special meeting, if necessary, to solicit additional proxies, as described in our proxy statement.

We hope that you will attend the special meeting, and look forward to your presence. With respect to the steps to be taken to vote your shares:

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If you have already voted, you are not required to take any further action. If you have already voted but wish to change your vote, you may do so by following the directions provided in our proxy statement.

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If you have not yet voted your shares, EVEN IF YOU PLAN TO ATTEND, YOU ARE URGED TO EITHER SUBMIT A PROXY FOR YOUR SHARES ELECTRONICALLY ON THE INTERNET, BY TELEPHONE OR BY COMPLETING, SIGNING AND RETURNING THE WHITE PROXY CARD. If you wish to change your vote or vote differently in person, your proxy may be revoked at any time prior to the time it is voted at the special meeting.

By Order of the Board of Directors

FRANK A. CASSOU
Chief Legal Counsel and Secretary

Dated: September 20, 2012